EXHIBIT # 77.0(3)


                      WINTHROP FOCUS FUNDS
                      --------------------

          Authorization to Purchase Securities During An
       Underwriting Involving Donaldson, Lufkin & Jenrette
      Securities Corporation in Compliance with Rule 10f-3
            under the Investment Company Act of 1940
            ----------------------------------------

     In accordance with paragraph (h)(1) of Rule 10f-3 under the

Investment Company Act of 1940, the Board of Trustees of Winthrop

Focus Funds (the "investment company"), including a majority of the Trustees who are not interested persons thereof, hereby

adopts the following procedures with respect to the purchase by the investment company of securities during the existence of an underwriting syndicate in which Donaldson, Lufkin & Jenrette

Securities Corporation may participate as a manager or co-manager of the underwriting or as a member of the underwriting syndicate

(principal underwriter):

     1.   All such purchases must be effected in compliance with

the following conditions:

     a) The securities to be purchased are (1) either (i) part of an issue registered under the Securities Act of 1933 which is being offered to the public or (ii) municipal securities as defined in Section 3(a)(29) of the Securities Exchange Act of 1934, (2) purchased at not more than the public offering price prior to the end of the first full business day after the first date on which the issue is offered to the public, if not offered for subscription upon exercise or rights or, if so offered, purchased on or before the fourth day preceding the day on which the rights offering terminates, and (3) offered pursuant to an underwriting agreement under which the underwriters are committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any thereof;


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                                                      EXHIBIT # 77.0(3)


     b) The appropriate officers of the investment company have determined that the commission, spread or profit received, or to be received, by the principal underwriters is reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time;

     c) In respect to (1) any issue of securities other than municipal securities, the issuer of such securities to be purchased shall have been in continuous operation for not less than three years, including the operations of any predecessors, or (2) any issue of municipal securities, (i) such issue shall have received an investment grade rating from at least one of the nationally recognized statical rating organizations, or (ii) if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years, including the operation of any predecessors, the issue shall have received one of the three highest ratings from one such rating organization;

     d) The amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having Wood, Struthers & Winthrop Management Corp. as an investment adviser, shall not exceet 4 percent of the principal amount of the offering of such class or $500,000 in principal amount, whichever is greater, but in no event, greater than 10 percent of the principal amount of the offering, and the investment company shall have received a certification from Wood, Struthers & Winthrop Managemenr Corp. as to proposed purchases of such securities by all investment companies having Wood, Struthers & Winthrop Management Corp. as investment adviser;

     e) The consideration to be paid by the investment company in purchasing the securities being offered shall not exceed 3 percent of the total assets of such registered investment company;

     f) Such investment company does not purchase the securities being offered directly or indirectly from an officer, trustee, member of an advisory board, investment adviser or employee of such investment


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                                                      EXHIBIT # 77.0(3)


          company or from a person of which any such officer, trustee, member of an advisory board, investment adviser or employee is an affiliated person; Provided, that a purchase from a syndicate manager shall not be deemed to be a purchase from a specific underwriter (1) so long as that underwriter does not benefit directly or indirectly from the transaction, or (2) in respect to the purchase of municipal securities, so long as such purchases are not designated as group sales or otherwise allocated to the account of persons from whom this paragraph prohibits the purchases, and in the event such a purchase is made, the investment company shall have received a certification from Donaldson, Lufkin & Jenrette Securities Corporation as to matters which would permit the purchase to qualify under clauses (1) or (2) of thei paragraph; and

     g) The existence of any transactions effected pursuant to this Rule shall be reported on the Form N-SAR of the investment company and a written record of each such transaction, setting forth from whom the securities were acquired, the identity of the underwriting syndicate's members, the terms of the transaction, and the information or materials upon which the determination described in paragraph (h)(3) of Rule 10f-3 was made shall be attached thereto.

     2.   These procedures will be reviewed annually by the Board

of Trustees to determine their continuing appropriateness.

     3.   The Board of Trustees will determine no less frequently

than quarterly that all such purchases during the preceding

quarter were effected in compliance with these procedures.

     4.   The appropriate officers of the investment company will

review with the Board of Trustees at each quarterly meeting all purchases made pursuant to these procedures and all related

matters.

     5.   The investment company will maintain and preserve

permanently in an easily accessible place a written copy of


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                                                      EXHIBIT # 77.0(3)


these pocedures and any modifications thereto and will maintain and preserve for a period of not less than six years from the end of the fiscal year in which any transactions occurred (the first two years in an easily accessible place) a written record of each such transaction, setting forth the name of the broker/dealer from whom the securities were acquired, the identity of the

underwriting syndicate's members, the terms of the transaction and the information or materials upon which the determinations required by paragraph 3 above was based.



























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                                                               EXHIBIT # 77.0(3)


[Para. 48.084]       Exemption of Acquisition of Securities
                         during the Existence of Under-
                               writing Syndicate

                     >>> Rule 10f-3 is amended. See below.

     Reg. Sec. 270.10f-3. Any purchase of securities by a registered investment company prohibited by section 10(f) of the act shall be exempt from the provisions of such section if the following conditions are met:

     (a) The securities to be purchased are (1) either (i) part of an issue registered under the Securities Act of 1933 [15 U.S.C. 77a et seq.] which is being offered to the public or (ii) municipal securities as defined in section 3(a)(29) of the Securities Exchange Act of 1934 [15 U.S.C 78c(a)(29)], (2) purchased at not more than the public offering price prior to the end of the first full business day after the first date on which the issue is offered to the public, if not offered for subscription upon exercise of rights or, if so offered, purchased on or before the fourth day preceding the day on which the rights offering terminates, and (3) offered pursuant to an underwriting agreement under which the underwriters are committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any thereof;

     (b) The commission, spread or profit received, or to be received, by the principal underwriters is reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time;

     (c) In respect to (1) any issue of securities other than municipal securities, the issuer of such securities to be purchased shall have been in continuous operation for not less than three years, including the operations of any predecessors, or (2) any issue of municipal securities, (i) such issue shall have received an investment grade rating from at least one of the nationally recognized statical rating organizations, or (ii) if the issuer of the municipal securities to be purchased, or the entity supplying the revenues from which the issue is to be paid, shall have been in continuous operation for less than three years, including the operation of any predecessors, the issue shall have received one of the three highest ratings from one such rating organization;

     (d) The amount of securities of any class of such issue to be purchased by the investment company, or by two or more investment companies having the same investment adviser, shall not exceet 4 percent of the principal amount of the offering of such class or $500,000 in principal amount, whichever is greater, but in no event, greater than 10 percent of the principal amount of the offering;

     (e) The consideration to be paid by the investment company in purchasing the securities being offered shall not exceed 3 percent of the total assets of such registered investment company;

     (f) Such investment company does not purchase the securities being offered directly or indirectly from an officer, trustee, member of an advisory board, investment adviser or employee of such investment company or from a person of which any such officer, trustee, member of an advisory board, investment adviser or employee is an affiliated person; Provided, That a purchase from a syndicate manager shall not be deemed to be a purchase from a specific underwriter (1) so long as that underwriter does not benefit directly or indirectly from the transaction, or (2) in respect to the purchase of municipal securities, so long as such purchases are not designated as group sales or otherwise allocated to the account of persons from whom this paragraph prohibits the purchases;

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                                                               EXHIBIT # 77.0(3)


                   >>> Paragraph (g) is amended. See below.

     (g) All transactions effected pursuant to this rule shall be reported on the form N-1Q [17 CFR Sec. 274.106] of the investment company;

          >>> Reproduced below is the text of paragraph (g) as amended, effective August 8, 1985.

     (g) The existence of any transactions effected pursuant to this Rule shall be reported on the Form N-SAR [17 CFR 274.101] of the investment company and a written record of each such transaction, setting forth from whom the securities were acquired, the identity of the underwriting syndicate's members, the terms of the transaction, and the information or materials upon which the determination described in paragraph (h)(3) of Rule 10f-3 was made shall be attached thereto; [Amended in Release No. IC-I4606 (Para. 83.796), effective August 8, 1985, 50 F.R. 27937.]

     (h) The board of directors, including a majority of the directors of the investment company who are not interested persons with respect thereto, (1) have adopted procedures, pursuant to which such purchases may be effected for the company, which are reasonably designed to provide that all the conditions of this rule in paragraphs (a) through (g) have been complied with, (2) review no less frequently than annually such procedures for their continuing appropriateness and (3) determiine no less frequently than quarterly that all purchases made during the preceding quarter were effected in compliance with such procedures; and

     (i) The investment company (1) shall maintain and preserve permanently in an easily accessible place a written copy of the pocedures (and any modification thereto) described in paragraph (h)(1) of this section, and (2) shall maintain and preserve for a period of not less than six years from the end of the fiscal year in which any transactions occurred, the first two years in an easily accessible place, a written record of each such transaction, setting forth from whom the securities were acquired, the identity of the underwriting syndicate's members, the terms of the transaction, and the information or materials upon which the determinations described in paragraph (h)(3) of this section was made.